Exhibit 10.2

OMNIBUS EQUITY INCENTIVE PLAN

DIRECTORS’ OPTION AWARD AGREEMENT

Greater Bay Bancorp, a California corporation (the “Company”), hereby grants an Option, subject to the terms, conditions, and restrictions of the Greater Bay Bancorp Omnibus Equity Incentive Plan (the “Plan”), this Option Award Agreement, and Appendix A (attached) (the Option Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement that are defined in the Plan shall have the same meanings herein as are set forth in the Plan.

Optionee:	«Fname» «Lname»

Grant Date:	«Grant_Date»

Exercise Price per Share:	$«Price»

Total Number of Shares of Stock Subject to Option:	«Shares»

Term/Expiration Date:

Earliest Exercise Dates:

The Option shall become exercisable cumulatively from the Grant Date as set forth below. Except as otherwise provided in the Award Agreement, Options will not become exercisable unless the Optionee continues to be a Director, Consultant or Employee through January 1 of the calendar year in which the applicable date set forth below occurs.

«Vest1» of Shares on «Vest1Date»

«Vest2» of Shares on «Vest2Date»

«Vest3» of Shares on «Vest3Date»

«Vest4» of Shares on «Vest4Date»

«Vest5» of Shares on «Vest5Date»

1

Termination of Service:

In the event of the Optionee’s Termination of Service, the Option will expire as follows:

•	Termination of Service for Cause: Immediately upon notice of Termination of Service.

•	Termination of Service for any other reason: December 31 of the calendar year immediately following the calendar year in which Termination of Service occurs to the extent the Option has become exercisable on or before December 31 of the year in which Termination of Service occurs.

Provided, however, in no event may the Optionee exercise this Option after the Term/Expiration Date provided above.

GREATER BAY BANCORP

By:

The Optionee acknowledges and represents that the Optionee is familiar with the terms and provisions of the Plan and this Award Agreement, and hereby accepts the Option subject to all its terms and provisions. The Optionee agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:
Optionee Signature

APPENDIX A

TERMS AND CONDITIONS FOR OPTIONS

1. Grant. The Company hereby grants to the Optionee an Option to purchase the number of shares of Stock at the Exercise Price per share set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the schedule set out in this Award Agreement and the applicable provisions of the Plan.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice to the Company, in such form as may be provided by the Company from time to time (the “Exercise Notice”), which shall state the election to exercise some or all of the then-exercisable portion of the Option, the number of shares of Stock in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and delivered to the Company’s Human Resources Department, or to its designated agent, at such place and in such manner as the Company may specify from time to time. The Exercise Notice must be accompanied by payment in full of the Exercise Price for the shares of Stock being acquired and any applicable withholding taxes.

No shares of Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, the shares of Stock deliverable on exercise shall be considered transferred to the Optionee on the date the Company receives a fully executed Exercise Notice accompanied by payment of the Exercise Price and any applicable withholding taxes.

(c) Method of Payment. Payment of the Exercise Price shall be by any of the following methods, or a combination thereof, at the election of the Optionee:

(i) cash; or

(ii) certified check, official bank check or the equivalent thereof acceptable to the Company; or

(iii) personal check, conditioned upon such personal check being paid by the financial institution on which it is drawn; or

(iv) by the delivery of an irrevocable direction to a securities broker, acceptable to the Company, to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Exercise Price and any withholding taxes; or

(v) surrender of shares of Stock to the Company in good form for transfer, provided the shares of Stock (y) have been vested and owned by the Optionee for more than six (6) months on the date of surrender, and (z) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Stock purchased; or

(vi) Subject to any restrictions or prohibitions imposed by the Sarbanes-Oxley Act of 2002 or other Applicable Laws, by the delivery of an irrevocable direction to a securities broker or lender, acceptable to the Company, to pledge shares of Stock as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the Exercise Price and any withholding taxes; or

(vii) by authorizing the Company to hold back from the shares of Stock to be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the Exercise Price and any withholding taxes.

(d) Minimum Exercise. The Option may not be exercised for less than ten (10) shares of Stock or for any fractional shares.

(e) Exercise on Change in Control. In the event that a Change in Control occurs, then, pursuant to the provisions of Section 17(a) of the Plan, the entire Option shall be fully exercisable, immediately prior to the Change in Control, subject to earlier expiration or termination of the Option in accordance with the terms and provisions of the Plan and this Award Agreement. In addition, in the event of a Change in Control, the Optionee shall have such rights, consistent with the Merger Agreement, as are specified in Section 17(b) of the Plan.

3. Non-Transferability of Option.

(a) Except as provided below, the Option shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. No non-permitted transferee of the Optionee shall have any right in or claim to the Option.

(b) Notwithstanding the foregoing, the Optionee may transfer, without consideration for such transfer, any Option subject to this Award Agreement, in whole or in part, to one or more of the following persons (and only the following persons): (i) the Optionee’s spouse, former spouse, children including adopted children, step-children, grandchildren, parents, grandparents, brothers, sisters, aunts, uncles, nieces, nephews, first cousins, mother-in-law, father-in-law, brothers-in-law, or sisters-in-law (“immediate family members”), or such other persons as may be approved in writing by the Committee in its sole and absolute discretion (“approved transferees”), or (ii) a trust or trusts for the exclusive benefit of the Optionee or any such immediate family members or approved transferees. Immediate family members, approved transferees and trusts for their benefit may not retransfer this Option in whole or in part other than by will or by the laws of descent and distribution, and a transferred Option may be exercised during the lifetime of the transferee only by such transferee.

(c) In order to effectuate a transfer pursuant to Section 3(b) above, the transfer must be in writing in an instrument submitted to the Company within ten (10) business days after its execution. In such writing, the transferee must agree to be bound by all of the terms and conditions of the Plan and this Award Agreement. The Company may grant or withhold its consent to the transfer or the terms of the transfer in its sole and absolute discretion. In the event the Company does not notify Optionee in writing of its disapproval of the transfer or its terms within ten (10) business days of receipt by the Company of a copy of the written transfer instrument from the Optionee, the transfer shall be deemed approved.

(d) Transfers of the Option under Section 3(b) above may not be a transfer for consideration (for example, sales or exchanges of the Option are not permitted).

(e) Following any transfer hereunder, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The term “Optionee” shall be deemed to refer to the transferee, except that Termination of Service shall continue to be applied with respect to the original Optionee rather than the transferee. Following any such Termination of Service, the Option shall be exercisable by the transferee only to the extent and for the periods specified herein.

4. Tax Withholding.

(a) The Company will assess its requirements regarding federal, state and local income taxes, FICA taxes, and other applicable taxes (“Tax Items”) in connection with the Option. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items if required by law. Regardless of the Company’s actions in this regard, the Optionee acknowledges and agrees that the ultimate liability for Tax Items is the Optionee’s responsibility. The Optionee acknowledges and agrees that the Company:

(i) makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Option, including the subsequent sale of shares of Stock acquired under the Plan; and

(ii) does not commit to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax Items.

(b) Notwithstanding any contrary provision of this Award Agreement, no certificate representing the shares of Stock or book-entry shares will be issued on behalf of the Optionee unless and until satisfactory arrangements (as determined by the Committee) have been made by the Optionee with respect to the payment of Tax Items which the Company determines must be withheld with respect to such shares of Stock so issuable. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Optionee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned shares of Stock having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (iii) by authorizing the Company to hold back a number of shares of Stock otherwise deliverable to the Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

5. Separate Advice and Representation. The Company is not providing the Optionee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Optionee with respect to the Plan or this Award Agreement. The Optionee is encouraged to seek legal, tax, and business advice from the Optionee’s own legal, tax, and business advisers as soon as possible. By accepting this Option and the shares of Stock covered thereby, and by signing this Award Agreement, the Optionee acknowledges that the Optionee is familiar with the terms of this Award Agreement and the Plan, that the Optionee has been encouraged by the Company to discuss the Option and the Plan with the Optionee’s own legal, tax and business advisers, and that the Optionee agrees to be bound by the terms of this Award Agreement and the Plan.

6. No Acquired Rights. The Optionee agrees and acknowledges that:

(a) the grant of this Option under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Options or benefits in lieu of any Options, even if Options have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b) the value of this Option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any;

(c) this Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(d) the future value of the shares of Stock that may be purchased by exercise of this Option is unknown and cannot be predicted with certainty;

(e) no claim or entitlement to compensation or damages arises from the termination of this Option or diminution in value of this Option or shares of Stock purchased under the Plan, and the Optionee irrevocably releases the Company from any such claim; and

(f) participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the employment relationship at any time, with or without cause.

7. Term of Option. Subject to earlier termination as provided in the Plan and this Award Agreement, the Option shall terminate seven (7) years from the Grant Date, and may be exercised during such term only in accordance with the Plan and this Award Agreement.

8. Adjustment of Shares. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in shares of Stock, a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock, a combination or consolidation of the outstanding shares of Stock (by reclassification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off, a merger, consolidation or other reorganization involving the Company that would not constitute a Change in Control, or any other similar occurrence, the Company shall make appropriate adjustments in the number of shares of Stock covered by the Option and in the Exercise Price of the Option.

Except as provided in this Section 8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of any class. Any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Stock subject to the Option. The grant of the Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9. Rights as a Shareholder. An Optionee shall have no rights as a shareholder of the Company with respect to any such shares of Stock until and unless there is issued a stock certificate or book-entry shares to the Optionee for such shares of Stock or the shares of Stock are otherwise transferred to the Optionee.

10. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in the Plan or this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Committee. Notices shall be directed, if to the Optionee, at the Optionee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office, attention Human Resources Department.

11. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

12. Counterparts; Further Instruments. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

13. Amendment. This Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of any Option so designated hereunder, provided that any such action may not, without the consent of the Optionee, impair any rights of the Optionee under this Award Agreement.

14. Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.